UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2006

Santa Lucia Bancorp

(Exact name of Registrant as specified in its charter)

California		35-2267934
(State or other jurisdiction	(File number)	(I.R.S. Employer
of incorporation)		Identification No.)

7480 El Camino Real, Atascadero, CA		93422
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code     (805) 466-7087

Not Applicable

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01.                                          Completion of Acquisition or Disposition of Assets.

On April 3, 2006, Santa Lucia Bank, a state banking corporation organized under the laws of the State of California (“Bank”), completed its holding company reorganization, whereby the Bank became the wholly owned subsidiary of Santa Lucia Bancorp, a California corporation (“Bancorp”).

Pursuant to the Plan of Reorganization, dated as of January 11, 2006, upon the closing of the reorganization each outstanding share of Bank common stock will be exchanged for one share of common stock of Bancorp.

U.S. Stock Transfer Corporation, Glendale, California, is Bancorp’s transfer agent.

The filing of this 8-K Report by Bancorp begins Bancorp’s filings with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended (“Exchange Act”).  The Bank previously filed such Exchange Act reports with the Board of Governors of the Federal Reserve pursuant to Section 12(i) of the Exchange Act.

Bancorp’s common stock begin trading on the OTC Bulletin Board under the symbol “SLBA.OB” on April 4, 2006.

A copy of the press release issued April 4, 2006 by Bancorp is attached hereto.

Section 9 - Financial Statements and Exhibits

Item 9.01                                             FINANCIAL STATEMENTS AND EXHIBITS

(a)                                  Financial statements of business acquired.

The audited financial statements for Santa Lucia Bank as of December 31, 2005 and 2004, and for the three year period end December 31, 2005 are attached hereto beginning at page F-1.

(b)                                 Pro Forma Financial Information

Because Santa Lucia Bancorp had no operations as of December 31, 2005, pro forma financial information for Santa Lucia Bancorp and Santa Lucia Bank on a consolidated basis would be substantially identical to the financial statements of Santa Lucia Bank attached hereto.

(d)                                 Exhibits

2

2.1                                 Plan of Reorganization and Agreement of Merger, dated as of January 11, 2006.

23.1                           Consent of independent public accountant for Santa Lucia Bancorp and Santa Lucia Bank.

99.1                           Press Release dated April 4, 2006.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2006	SANTA LUCIA BANCORP

	By:	/s/ Larry H. Putnam
Larry H. Putnam
President & CEO

4

SANTA LUCIA BANK

FINANCIAL STATEMENTS

WITH

INDEPENDENT AUDITORS’ REPORT

December 31, 2005, 2004, and 2003

Vavrinek, Trine, Day & Co., LLP Certified Public Accountants & Consultants	VALUE THE DIFFERENCE

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

Santa Lucia Bank

We have audited the balance sheets of Santa Lucia Bank (the Bank) as of December 31, 2005 and 2004, and the related statements of earnings, shareholders’ equity and cash flows for the three years ended December 31, 2005.  These financial statements are the responsibility of the Bank’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Santa Lucia Bank as of December 31, 2005 and 2004, and the results of its operations and cash flows for the three years ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

Laguna Hills, California

January 4, 2006

25231 Paseo De Alicia, Suite 100   Laguna Hills, CA  92653    Tel: 949.768.0833    Fax: 949.768.8408   www.vtdcpa.com

FRESNO  •  LAGUNA HILLS  •  PALO ALTO  •  PLEASANTON  •  RANCHO CUCAMONGA

SANTA LUCIA BANK

BALANCE SHEETS

December 31, 2005 and 2004

	2005	2004
ASSETS
Cash and due from banks	$15,293,047	$8,707,549
Federal funds sold	5,000,000	4,000,000
TOTAL CASH AND CASH EQUIVALENTS	20,293,047	12,707,549
Securities available for sale	41,829,713	57,535,360
Loans, net	152,563,108	125,585,816
Bank premises and equipment, net	9,460,584	9,502,502
Deferred income tax assets	944,000	656,000
Cash surrender value of life insurance	3,223,142	3,223,078
Federal Reserve and Federal Home Loan Bank stock, at cost	1,242,150	1,047,700
Accrued interest and other assets	1,975,819	1,425,635
	$231,531,563	$211,683,640

LIABILITIES & SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing demand	$86,689,231	$83,028,179
Interest-bearing demand and NOW accounts	17,755,571	16,610,575
Money market	30,984,368	26,180,247
Savings	28,893,924	28,876,386
Time certificates of deposit of $100,000 or more	21,226,735	19,519,712
Other time certificates of deposit	21,329,250	20,652,751
TOTAL DEPOSITS	206,879,079	194,867,850
Short-term borrowings	5,500,000	—
Long-term debt	2,000,000	2,000,000
Accrued interest and other liabilities	1,286,311	1,008,876
TOTAL LIABILITIES	215,665,390	197,876,726
Commitments and contingencies (Note M)	—	—
Shareholders’ equity
Common stock - no par value; 20,000,000 shares authorized; issued and outstanding: 1,899,543 shares at December 31, 2005 and 1,861,764 shares at December 31, 2004	9,298,748	8,849,671
Retained earnings	7,052,289	5,067,534
Accumulated other comprehensive income-net unrealized losses on available-for-sale securities, net of taxes of $340,437 in 2005 and $77,438 in 2004	(484,864)	(110,291)
TOTAL SHAREHOLDERS’ EQUITY	15,866,173	13,806,914
	$231,531,563	$211,683,640

The accompanying notes are an integral part of these financial statements.

SANTA LUCIA BANK

STATEMENTS OF EARNINGS

Years Ended December 31, 2005, 2004, and 2003

	2005	2004	2003
Interest income
Interest and fees on loans	$11,747,437	$8,391,289	$7,988,951
Federal funds sold	173,515	94,662	70,017
Investment securities - taxable	1,476,915	1,557,055	907,514
Investment securities - nontaxable	148,368	177,253	190,986
	13,546,235	10,220,259	9,157,468
Interest expense
Time certificates of deposit of $100,000 or more	581,566	367,226	361,096
Other deposits	1,234,377	859,750	924,445
Long-term debt and other borrowings	167,979	116,217	38,844
	1,983,922	1,343,193	1,324,385
Net interest income	11,562,313	8,877,066	7,833,083
Provision for loan losses	300,000	110,000	115,000
Net interest income afterprovision for loan losses	11,262,313	8,767,066	7,718,083
Noninterest income
Service charges and fees	602,809	579,408	591,355
Dividends on cash surrender value of life insurance	132,319	147,037	215,439
Mortgage fees	94,972	78,741	263,919
Gain (loss) on sale of investment securities	(5,877)	949	44,315
Gain on sale of land	—	123,763	—
Other income	227,727	261,443	261,101
	1,051,950	1,191,341	1,376,129
Noninterest expense
Salaries and employee benefits	4,241,897	3,812,189	3,569,033
Occupancy	565,467	492,821	493,705
Equipment	583,772	469,545	455,188
Professional services	465,661	463,781	378,298
Data processing	439,591	413,347	382,833
Office expenses	374,478	357,934	390,265
Marketing	397,907	327,604	296,765
Regulatory assessments	65,793	59,370	56,426
Directors’ fees and expenses	261,338	243,684	225,023
Messenger and courier expenses	143,834	117,609	106,143
Other	268,705	302,628	255,496
	7,808,443	7,060,512	6,609,175
Earnings before income taxes	4,505,820	2,897,895	2,485,037
Income taxes	1,759,000	1,076,000	873,000
Net earnings	$2,746,820	$1,821,895	$1,612,037
Per share data
Net earnings - basic	$1.46	$0.98	$0.89
Net earnings - diluted	$1.38	$0.94	$0.86

The accompanying notes are an integral part of these financial statements.

SANTA LUCIA BANK

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2005, 2004, and 2003

	2005	2004	2003
Cash flows from operating activities:
Net earnings	$2,746,820	$1,821,895	$1,612,037
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	556,907	456,176	476,615
Provision for loan losses	300,000	110,000	115,000
Amortization of investment securities	32,240	205,321	376,823
Loss (gain) on sale of investment securities	5,877	(948)	(44,315)
Gain on sale of real estate	—	(123,763)	—
Deferred income taxes	(25,000)	(15,000)	(14,000)
Increase in cash value life of insurance	(132,319)	(123,688)	(193,857)
Other items, net	(432,992)	(18,940)	(11,920)
Net cash provided by operating activities	3,051,533	2,311,053	2,316,383

Cash flows from investing activities:
Proceeds from maturities of investment securities	11,007,571	24,845,136	15,103,845
Proceeds from sale of investment securities	6,016,550	8,093,602	3,361,295
Purchases of investment securities	(2,001,378)	(45,386,494)	(31,125,707)
Purchase of Federal Reserve Bank and FHLB stock	(194,450)	(639,600)	(110,100)
Net change in loans	(27,277,292)	(15,747,188)	(8,557,845)
Purchases of bank premises and equipment	(347,532)	(3,652,381)	(586,592)
Proceeds from sale of bank premises and equipment	—	791,375	—
Proceeds from life insurance	132,255	—	254,393
Proceeds from sale of other real estate owned	—	—	337,840
Net cash used in investing activities	(12,664,276)	(31,695,550)	(21,322,871)

Cash flows from financing activities:
Net change in deposits	12,011,229	26,835,033	18,202,245
Proceeds and tax benefit from exercise of stock options	416,562	126,702	279,676
Proceeds from borrowings	5,500,000	—	2,000,000
Cash dividends paid	(729,550)	(697,460)	(684,965)
Net cash provided by financing activities	17,198,241	26,264,275	19,796,956

Net increase (decrease) in cash and cash equivalents	7,585,498	(3,120,222)	790,468

Cash and cash equivalents at beginning of year	12,707,549	15,827,771	15,037,303
Cash and cash equivalents at end of year	$20,293,047	$12,707,549	$15,827,771

Supplemental disclosure of cash flow information:
Interest paid	$1,957,610	$1,342,441	$1,335,324
Income taxes paid	$1,720,000	$795,000	$900,011
Cashless exercise of stock options	$32,515	$54,596	$93,605

The accompanying notes are an integral part of these financial statements.

SANTA LUCIA BANK

STATEMENT OF SHAREHOLDERS’ EQUITY

Years Ended December 31, 2005, 2004, and 2003

					Accumulated
					Other
	Shares	Common	Comprehensive	Retained	Comprehensive
	Outstanding	Stock	Income	Earnings	Income

Balance at January 1, 2003	1,801,376	$8,295,092		$3,164,228	$352,214
Cash dividends - $0.375 per share				(684,965)
Exercise of stock options, including the realization of tax benefits of $133,000	43,332	373,281		(93,605)
Comprehensive Income:
Net earnings for the year			$1,612,037	1,612,037
Change in unrealized gain on available-for-sale securities, net of taxes of $103,579			(147,523)		(147,523)
Less reclassification adjustments for gains included in net income, net of taxes of $18,280			(26,035)		(26,035)
Total Comprehensive Income			$1,438,479
Balance at December 31, 2003	1,844,708	8,668,373		3,997,695	178,656
Cash dividends - $0.375 per share				(697,460)
Exercise of stock options, including the realization of tax benefits of $50,000	17,056	181,298		(54,596)
Comprehensive Income:
Net earnings for the year			$1,821,895	1,821,895
Change in unrealized loss on available-for-sale securities, net of taxes of $202,489			(288,387)		(288,387)
Less reclassification adjustments for gains included in net income, net of taxes of $389			(560)		(560)
Total Comprehensive Income			$1,532,948
Balance at December 31, 2004	1,861,764	8,849,671		5,067,534	(110,291)
Cash dividends - $0.3875 per share				(729,550)
Exercise of stock options, including the realization of tax benefits of $226,000	37,779	449,077		(32,515)
Comprehensive Income:
Net earnings for the year			$2,746,820	2,746,820
Change in unrealized loss on available-for-sale securities, net of taxes of $265,409			(378,040)		(378,040)
Less reclassification adjustments for losses included in net income, net of taxes of $2,410			3,467		3,467
Total Comprehensive Income			$2,372,247
Balance at December 31, 2005	1,899,543	$9,298,748		$7,052,289	$(484,864)

The accompanying notes are an integral part of these financial statements.

SANTA LUCIA BANK

NOTES TO FINANCIAL STATEMENTS

December 31, 2005, 2004, and 2003

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Santa Lucia Bank (the “Bank”) is a state chartered financial institution and has been organized as a single operating segment.  The Bank is primarily in the business of taking deposits from and making loans to businesses and individuals throughout the San Luis Obispo and northern Santa Barbara counties.

The accounting and reporting policies of the Bank are in accordance with accounting principles generally accepted in the Unites States of America and prevailing practices within the banking industry.  A summary of the significant accounting policies consistently applied in preparation of the accompanying financial statements follows:

Nature of Operations

The Bank maintains four branches in the San Luis Obispo and northern Santa Barbara Counties.  The Bank’s primary source of revenue is interest income from loans to customers. The Bank’s customers are predominantly small and middle-market businesses and individuals.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and at the date of the financial statements and the reported amounts of certain revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Presentation of Cash Flows

For the purposes of reporting cash flows, cash and cash equivalents includes cash, noninterest-earning deposits and federal funds sold.  Generally, federal funds are sold for one day periods.

Cash and Due From Banks

Banking regulations require that all banks maintain a percentage of their deposits as reserves in cash or on deposit with the Federal Reserve Bank.  The Bank was in compliance with the reserve requirements as of December 31, 2005 and 2004.

The Bank maintains amounts due from banks which exceed federally insured limits.  The Bank has not experienced any losses in such accounts.

Investment Securities

Bonds, notes, and debentures for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

Investments not classified as trading securities nor as held-to-maturity securities are classified as available-for-sale securities and recorded at fair value.  Unrealized gains or losses on available-for-sale securities are excluded from net income and reported as an amount net of taxes as a separate component of other comprehensive income included in shareholders’ equity.  Premiums or discounts on held-to-maturity and available-for-sale securities are amortized or accreted into income using the interest method.  Realized gains or losses on sales of held-to-maturity or available-for-sale securities are recorded using the specific identification method.

Provision and Allowance for Loan Losses

The determination of the balance in the allowance for loan losses is based on an analysis of the loan portfolio and reflects an amount which, in management’s judgment, is adequate to provide for potential credit losses after giving consideration to the character of the loan portfolio, current economic conditions, past credit loss experience and such other factors as deserve current recognition in estimating credit losses.  The provision for loan losses is charged to expenses.

The Bank considers a loan to be impaired when it is probable that the Bank will be unable to collect all amounts due (principal and interest) according to the contractual terms of the loan agreement.  Measurement of impairment is based on the expected future cash flows of an impaired loan, which are to be discounted at the loan’s effective interest rate, or measured by reference to an observable market value, if one exists, or the fair value of the collateral for a collateral-dependent loan.  The Bank selects the measurement method on a loan-by-loan basis except that collateral-dependent loans for which foreclosure is probable are measured at the fair value of the collateral.  The Bank recognizes interest income on impaired loans based on its existing methods of recognizing interest income on nonaccrual loans.

Interest and Fees on Loans

Interest income is accrued daily as earned on all loans. Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans.  The accrual of interest on loans is discontinued when principal or interest is past due 90 days based on contractual terms of the loan or when, in the opinion of management, there is reasonable doubt as to collectibility.  When loans are placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period interest income.  Income on nonaccrual loans is subsequently recognized only to the extent that cash is received and the loan’s principal balance is deemed collectible.  Interest accruals are resumed on such loans only when they are brought current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to all principal and interest.

Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan.

Premises and Equipment

Land is carried at cost.  Premises and equipment are carried at cost less accumulated depreciation and amortization.  Depreciation is computed using the straight-line method over the estimated useful lives, which ranges from three to ten years for furniture and fixtures and forty years for buildings.  Expenditures for betterments or major repairs are capitalized and those for ordinary repairs and maintenance are charged to operations as incurred.

Other Real Estate Owned

Other real estate owned represents real estate acquired through foreclosure and is carried at the lower of the recorded investment in the property or its fair value.  Prior to foreclosure, the value of the underlying loan is written down to the fair market value of the real estate to be acquired by a charge to the allowance for credit losses, if necessary.  Any subsequent write-downs are charged against operating expenses.  Operating expenses of such properties, net of related income, are included in other expenses.

Income Taxes

Deferred income taxes are computed using the asset and liability method, which recognizes a liability or asset representing the tax effects, based on current tax law, of future deductible or taxable amounts attributable to events that have been recognized in the financial statements.  A valuation allowance is established to reduce the deferred tax asset to the level at which it is “more likely than not” that the tax asset or benefits will be realized.  Realization of tax benefits of deductible temporary differences and operating loss carryforwards depends on having sufficient taxable income of an appropriate character within the carryforward periods.

Advertising Costs

The Bank expenses the costs of advertising in the period incurred.

Comprehensive Income

Beginning in 1998, the Bank adopted Statement of Financial Accounting Standard (“SFAS”) No. 130, “Reporting Comprehensive Income” (SFAS No. 130), which requires the disclosure of comprehensive income and its components.  Changes in unrealized gain or loss on available-for-sale securities net of income taxes is the only component of accumulated other comprehensive income for the Bank.

Financial Instruments

In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit, commercial letters of credit, and standby letters of credit as described in Note M.  Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

Earnings Per Share (EPS)

Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period.  Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Stock-Based Compensation

SFAS No. 123, “Accounting for Stock-Based Compensation,” encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value.  The Bank has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related Interpretations.  Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Bank’s stock at the date of the grant over the amount an employee must pay to acquire the stock.

Had compensation cost for the Bank’s stock options plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method of SFAS No. 123, the Bank’s net income and earning per share would have been reduced to the pro forma amount indicated below:

	2005	2004	2003
Net income:
As reported	$2,746,820	$1,821,895	$1,612,037
Stock-based compensation using the intrinsic value method	—	—	—
Stock-based compensation that would have been reported using the fair value method of SFAS 123	(43,436)	(66,770)	(60,640)
Pro forma net income	$2,703,384	$1,755,125	$1,551,397

Basic earnings per share:
As reported	$1.46	$0.98	$0.89
Pro forma	1.44	0.95	0.85

Diluted earnings per share:
As reported	$1.38	$0.94	$0.86
Pro forma	1.36	0.90	0.83

In December 2004, FASB revised SFAS 123 and issued it under its new name, “Share-Based Payment”.  This statement eliminates the alternative to use Opinion 25’s intrinsic value method of accounting discussed in the previous paragraphs.  Instead, this Statement generally requires entities to recognize the cost of employee services received in exchange for awards of stock options, or other equity instruments, based on the grant-date fair value of those awards. This cost will be recognized over the period during which an employee is required to provide service in exchange for the award, generally the vesting period.

The Bank must adopt this Statement in 2006 for all new stock option awards as well as any existing awards that are modified, repurchased or cancelled.  In addition, the unvested portion of previously awarded options will also be recognized as expense.  The Bank is unable to estimate the impact of this Statement on its financial condition and results of operations as the decision to grant option awards is made annually on a case-by-case basis, and, accordingly, the Bank cannot estimate the amount of stock awards that will be made in 2006 and subsequent years.  However, as noted above, the historical amount of pro forma compensation expense related to stock options has not been material to the operations of the Bank.

Disclosure About Fair Value of Financial Instruments

SFAS No. 107 specifies the disclosure of the estimated fair value of financial instruments.  The Bank’s estimated fair value amounts have been determined by the Bank using available market information and appropriate valuation methodologies.

However, considerable judgment is required to develop the estimates of fair value.  Accordingly, the estimates are not necessarily indicative of the amounts the Bank could have realized in a current market exchange.  The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since the balance sheet date and, therefore, current estimates of fair value may differ significantly from the amounts presented in the accompanying notes.

Reclassifications

Certain reclassifications have been made in the 2004 and 2003 financial statements to conform to the presentation used in 2005.  These reclassifications had no impact of the Bank’s previously reported financial statements.

NOTE B - INVESTMENT SECURITIES

The amortized cost, carrying value and estimated fair values of investment securities available for sale as of December 31, are as follows:

	Amortized	Unrealized	Unrealized	Estimated
	cost	gains	losses	fair value
December 31, 2005
U.S. government and agency securities	$22,164,983	$—	$(349,578)	$21,815,405
States and political subdivisions	4,598,941	21,840	(95,856)	4,524,925
Mortgage-backed securities	15,891,090	—	(401,707)	15,489,383
	$42,655,014	$21,840	$(847,141)	$41,829,713

December 31, 2004
U.S. government and agency securities	$34,175,983	$16,557	$(190,066)	$34,002,474
States and political subdivisions	5,526,017	82,583	(30,799)	5,577,801
Mortgage-backed securities	18,021,089	30,055	(96,059)	17,955,085
	$57,723,089	$129,195	$(316,924)	$57,535,360

The carrying value of investment securities pledged to secure public funds, borrowings and for other purposes as required or permitted by law amounts to approximately $13,198,000 and $2,770,000 at December 31, 2005 and 2004, respectively.  During 2005 the Bank had proceeds from the sale of available for sale securities of $6,016,550, gross gains of $1,298 and gross losses of $7,175.  During 2004 the Bank had proceeds from the sale of available for sale securities of $8,093,602, gross gains of $14,170 and gross losses of $13,221.

The amortized cost and estimated fair value of debt securities at December 31, 2005, by contractual maturity, are shown below.  Mortgage-backed securities are classified in accordance with their estimated lives.  Expected maturities may differ from contractual maturities because borrowers may have the right to prepay obligations.

	Amortized	Estimated
	cost	fair value
Securities available for sale:
Due in one year or less	$19,258,670	$18,986,345
Due after one year through five years	20,406,789	19,945,313
Due after five years through ten years	2,547,187	2,464,870
Due after ten years	442,368	433,185
	$42,655,014	$41,829,713

The gross unrealized loss and related estimated fair value of investment securities that have been in a continuous loss position for less than twelve months and over twelve months at December 31, are as follows:

	Less than twelve months		Over twelve months		Total
	Unrealized	Estimated	Unrealized	Estimated	Unrealized	Estimated
	losses	fair value	losses	fair value	losses	fair value
December 31, 2005:
U.S. government and agency securities	$—	$—	$(349,578)	$21,815,405	$(349,578)	$21,815,405
States and political subdivisions	(21,158)	1,735,427	(74,698)	1,852,658	(95,856)	3,588,085
Mortgage-backed securities	(231,446)	11,029,374	(170,261)	4,460,009	(401,707)	15,489,383
	$(252,604)	$12,764,801	$(594,537)	$28,128,072	$(847,141)	$40,892,873
December 31, 2004:
U.S. government and agency securities	$(164,563)	$24,786,064	$(25,503)	$1,389,348	$(190,066)	$26,175,412
States and political subdivisions	(20,348)	1,373,748	(10,451)	524,132	(30,799)	1,897,880
Mortgage-backed securities	(54,819)	3,649,201	(41,240)	2,506,933	(96,059)	6,156,134
	$(239,730)	$29,809,013	$(77,194)	$4,420,413	$(316,924)	$34,229,426

Management evaluates investment securities for other-than-temporary impairment taking into consideration the extent and length of time the fair value has been less than cost, the financial condition of the issuer and whether the Bank has the intent and ability to retain the investment for a period of time sufficient to allow for any anticipated recovery in fair value.  As of December 31, 2005, no declines are deemed to be other than temporary.

NOTE C - LOANS

The Bank’s loan portfolio consists primarily of loans to borrowers within San Luis Obispo and northern Santa Barbara Counties, California.  Although the Bank seeks to avoid concentrations of loans to a single industry or based upon a single class of collateral, real estate and real estate associated businesses are among the principal industries in the Bank’s market areas.  As a result, the Bank’s loan and collateral portfolios are, to some degree, concentrated in those industries.

The composition of the loan portfolio at December 31 is as follows:

	2005	2004

Real estate - construction	$52,695,715	$29,706,613
Real estate - other	66,390,495	63,433,000
Commercial	34,178,640	32,796,775
Consumer	1,493,737	1,570,479
	154,758,587	127,506,867
Deferred loan fees	(725,218)	(721,015)
Allowance for loan losses	(1,470,261)	(1,200,036)
	$152,563,108	$125,585,816

The allowance for loan losses is increased by the provision to income and decreased by net charge-offs.  Management’s periodic evaluation of the adequacy of the allowance is based on the Bank’s past loan experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, and current economic conditions.

Transactions in the allowance for loan losses are summarized as follows:

	2005	2004	2003

Balance at beginning of year	$1,200,036	$1,112,103	$1,025,926
Provision charged to expense	300,000	110,000	115,000
Loans charged off	(46,355)	(22,865)	(33,087)
Recoveries on loans previously charged off	16,580	798	4,264
Balance at end of year	$1,470,261	$1,200,036	$1,112,103

The following is a summary of the investment in impaired loans, the related allowance for loan losses, income recognized and information pertaining to nonaccrual and past due loans as of December 31:

	2005	2004	2003

Recorded investment in impaired loans	$134,872	$758,061	$827,532
Related allowance for loan losses	$—	$45,484	$49,652
Average recorded investment in impaired loans	$459,000	$790,000	$857,000
Interest income recognized for cash payments	$28,581	$49,448	$74,425
Total nonaccrual loans	$134,872	$758,061	$827,532
Total loans past-due ninety days or more and still accruing	$—	$—	$—

As of December 31, 2005, the Bank’s investment in impaired loans represents one loan which is fully guaranteed by a loan program sponsored by the United States Department of Agriculture.

NOTE D - RELATED PARTY TRANSACTIONS

In the ordinary course of business, the Bank has granted loans to certain executive officers, directors and the businesses with which they are associated.  All such loans and commitments to lend were made under terms which are consistent with the Bank’s normal lending policies.

The following is an analysis of the activity of all such loans:

	2005	2004

Beginning balance	$2,534,603	$2,774,901
Credits granted, including renewals	2,786,964	1,997,835
Repayments	(2,345,065)	(2,238,133)
	$2,976,502	$2,534,603

Undisbursed credits amount to approximately $1,746,738 and $1,500,372 at December 31, 2005 and 2004, respectively.

Deposits from related parties held by the Bank at December 31, 2005 and 2004 amounted to $2,331,216 and $2,327,067, respectively.

NOTE E - BANK PREMISES AND EQUIPMENT

The composition of bank premises and equipment at December 31 is as follows:

	2005	2004

Bank premises	$7,388,139	$6,934,067
Furniture, fixtures and equipment	3,747,687	4,118,783
	11,135,826	11,052,850
Less accumulated depreciation	3,706,007	3,581,113
	7,429,819	7,471,737
Land	2,030,765	2,030,765
	$9,460,584	$9,502,502

During 2004, the Bank sold off lots adjacent to two of its branch locations for gross proceeds of $791,375 and recognized gains totaling $123,763.

NOTE F - DEPOSITS

At December 31, 2005, the scheduled maturities of time deposits are as follows:

Due in one year	$36,313,166
Due from one to three years	5,268,829
Due after three years	973,990
$42,555,985

NOTE G - SHORT-TERM BORROWINGS

The Bank has two borrowing arrangements with the Federal Home Loan Bank of San Francisco.  The first allows the Bank to borrow up to approximately $30 million against which the Bank has pledged approximately $60 million of its real estate secured loans.  The second arrangement allows the Bank to borrow up to approximately $11 million against which the Bank has pledged approximately $11 million of its investment securities.

As of December 31, 2005, the Bank had borrowed $5,500,000 under the second of these two arrangements.  The borrowing includes interest at 4.13%, matures and was repaid on January 3, 2006.

The Bank may also borrow up to $5,900,000 overnight on an unsecured basis from two correspondent banks.  As of December 31, 2005, no amounts were outstanding under these arrangements.

NOTE H - LONG-TERM DEBT

During the third quarter of 2003, the Bank issued Subordinated Debentures to nineteen investors including executive officers and members of the Bank’s Board of Directors, in the total sum of $2,000,000 (“Debentures”).  The total amount issued to executive officers and directors was $1,100,000.  The Debentures include quarterly payment of interest at prime plus 1.5% and quarterly principal installments of $166,666 commencing on September 30, 2008 until paid in full on June 30, 2011.

The Debentures, which are subordinated to the right of payment to depositors and other creditors, qualify as Tier 2 Capital.

NOTE I - INCOME TAXES

The asset and liability method is used in accounting for income taxes.  Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  Significant components of the Bank’s deferred tax liabilities and assets as of December 31 are as follows:

	2005	2004
Deferred liabilities:
Tax over book depreciation	$487,000	$314,000
Other	81,000	89,000
Total deferred tax liabilities	568,000	403,000

Deferred tax assets:
Allowance for loan losses	598,000	480,000
Deferred compensation plans	348,000	307,000
Market value adjustment on investment securities	340,000	77,000
State taxes	149,000	103,000
Net loss carryforward	69,000	83,000
Other	8,000	9,000
Total deferred tax assets	1,512,000	1,059,000

Net deferred tax assets	$944,000	$656,000

The provision for income taxes consists of the following:

	2005	2004	2003

Currently payable	$1,784,000	$1,091,000	$887,000
Deferred taxes (benefits)	(25,000)	(15,000)	(14,000)
	$1,759,000	$1,076,000	$873,000

The principal sources of deferred income taxes and the tax effect of each are as follows:

	2005	2004	2003

Tax over book depreciation	$173,000	$47,000	$63,000
Provision for loan losses	(118,000)	(42,000)	(49,000)
State taxes	(46,000)	(26,000)	(6,000)
Net loss carryforward	14,000	14,000	13,000
Sale leaseback	—	34,000	17,000
Other	(48,000)	(42,000)	(52,000)
Net deferred taxes	$(25,000)	$(15,000)	$(14,000)

As of December 31, 2005, the Bank had federal net operating loss carryforwards available to reduce future taxable income of approximately $203,000. These net operating loss carryforwards expire in 2010.  The 1995 merger with Central Coast National Bank resulted in an ownership change as defined in the Internal Revenue Code Section 382.  Accordingly, the utilization of the net operating loss will be subject to the limitations prescribed in Section 382.

As a result of the following items, the total tax expense was different from the amount computed by applying the statutory income tax rate to earnings before income taxes:

	2005		2004		2003

Federal “expected” tax	$1,532,000	34.0%	$985,000	34.0%	$845,000	34.0%
State franchise tax, net	318,000	7.0	200,000	6.9	165,000	6.6
Tax exempt income	(82,000)	(1.8)	(104,000)	(3.5)	(128,000)	(5.2)
Other	(9,000)	(0.2)	(5,000)	(0.1)	(9,000)	(0.3)
Total expense	$1,759,000	39.0%	$1,076,000	37.1%	$873,000	35.1%

NOTE J - EMPLOYEE PROFIT SHARING AND DEFERRED COMPENSATION

The Bank sponsors a 401 (k) plan for the benefit of its employees.  In 1994 the Bank also approved the creation of an Employee Stock Ownership Plan for the benefit of its employees.  Contributions to these plans are determined by the Board of Directors.  For income tax purposes, the annual contribution is limited to 15% of the compensation of eligible employees.  The Bank contributed $240,000 in 2005, $225,000 in 2004, and $210,000 in 2003, to the Employee Stock Ownership Plan.  There were no contributions to the 401 (k) plan in 2005, 2004, and 2003.

The Bank has entered into deferred compensation agreements with key officers and board members.  Under these agreements, the Bank is obligated to provide, upon retirement, a lifetime benefit for the officers and directors. The annual benefits ranging from $25,000 to $36,000 for key officers and $4,000 to $6,000 for directors.  The estimated present value of future benefits to be paid is being accrued over the period from the effective date of the agreements until the expected retirement dates of the participants.  The expense incurred and amount accrued for this plan for the years ended December 31, 2005, 2004, and 2003 totaled $120,715, $103,983, and $143,314, respectively.  The Bank is a beneficiary of life insurance policies that have been purchased as a method of financing the benefits under the agreements.

NOTE K - STOCK OPTIONS

The Bank sponsors two compensatory incentive and non-qualified stock option plans which provide certain key employees and the Board of Directors with the option to purchase shares of common stock.  Under the 1995 Stock Option Plan, which expired in 2005, the Bank granted options to its directors and employees for up to 172,760 shares of common stock.  In 1999, the Bank adopted a stock option plan (the 2000 plan) under which up to 360,000 shares of the Bank’s common stock may be issued to directors, officers, and key employees.  Option prices may not be less than 100% of the fair market value of the stock at the date of grant.

These options became exercisable at the rate of 20% per year beginning at various dates and expire not more than ten years from the date of grant.

The fair value of each option granted was estimated on the date of grant using the Black-Scholes options pricing model with the following assumptions:

	2005	2004	2003

Risk-free rates	3.75%	3.86%	3.00%
Volatility	17.00%	13.70%	11.00%
Dividend yield	2.10%	2.10%	2.90%
Expected lives	6.5 Years	7 years	6 years

A summary of the status of the Bank’s fixed stock option plans as of December 31, 2005, 2004, and 2003 and changes during the years then ended is presented below:

	2005		2004		2003
		Weighted-		Weighted-		Weighted-
		average		average		average
		exercise		exercise		exercise
	Shares	price	Shares	price	Shares	price

Outstanding at beginning of year	242,200	$10.28	260,208	$9.78	263,392	$7.80
Granted	11,000	$23.59	10,000	$17.80	76,000	$13.16
Exercised	(40,484)	$6.04	(24,808)	$7.85	(59,184)	$5.80
Forfeited	(2,800)	$8.38	(3,200)	$1.25	(20,000)	$8.23
Outstanding at end of year	209,916	$11.82	242,200	$10.28	260,208	$9.78

Options exercisable at year-end	137,316	$9.99	124,600	$8.55	96,996	$7.54

Weighted-average fair value of options granted during the year	$4.47		$3.07		$1.24

The following table summarizes information about stock options outstanding at December 31, 2005:

	Options outstanding			Options exercisable
		Weighted-	Weighted-		Weighted-
		average	average		average
Exercise	Number	remaining	exercise	Number	exercise
Price	outstanding	contractual life	price	exercisable	price

$ 8.00 to $11.00	94,916	4.6 years	$8.49	92,516	$8.44
$ 12.00 to $15.00	96,000	7.5 years	$13.06	43,200	$13.02
$ 17.00 to $21.00	14,000	8.9 years	$18.39	1,600	$17.88
$ 29.00	5,000	9.7 years	$29.00	—	—
	209,916	6.4 years	$11.82	137,316	$9.99

NOTE L - EARNINGS PER SHARE (EPS)

The following is a reconciliation of net income and shares outstanding to the income and number of shares used to compute EPS:

	2005		2004		2003
	Income	Shares	Income	Shares	Income	Shares

Net income	$2,746,820		$1,821,895		$1,612,037
Average shares outstanding		1,878,949		1,859,036		1,823,208
Used in Basic EPS	2,746,820	1,878,949	1,821,895	1,859,036	1,612,037	1,823,208
Dilutive effect of outstanding stock options		105,289		87,400		56,008
Used in Diluted EPS	$2,746,820	1,984,238	$1,821,895	1,946,436	$1,612,037	1,879,216

NOTE M - COMMITMENTS AND CONTINGENCIES

The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those commitments.  Commitments to extend credit (such as the unfunded portion on lines of credit and commitments to fund new loans) as of December 31, 2005 and 2004 amounts to approximately $53,280,000 and $51,164,000, respectively, of which approximately $1,546,000 and $2,689,000 are related standby letters of credit, respectively.  The Bank uses the same credit policies in these commitments as is done for all of its lending activities.  As such, the credit risk involved in these transactions is essentially the same as that involved in extending loan facilities to customers.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total amounts do not necessarily represent future cash requirements.  The Bank evaluates each client’s credit worthiness on a case-by-case basis.  The amount of collateral obtained if deemed necessary by the Bank is based on management’s credit evaluation of the customer.  The majority of the Bank’s commitments to extend credit and standby letters of credit are secured by real estate.

In the normal course of business, the Bank is involved in various litigation.  In the opinion of management, and based on the advise of the Bank’s legal counsel, the disposition of all pending litigation will not have a material effect on the Bank’s financial position.

NOTE N - FAIR VALUES OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is the amount at which the asset or obligation could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.  Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument.  These estimates do not reflect any premium or discount that could result from offering for sale at one time the entire holdings of a particular financial instrument.  Because no market value exists for a significant portion of the financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors.  These estimates are subjective in nature, involve uncertainties and matters of judgment, and therefore cannot be determined with precision.  Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on financial instruments both on and off the balance sheet without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments.  Additionally, tax consequences related to the realization of the unrealized gains and losses can have a potential effect on fair value estimates and have not been considered in many of the estimates.

The following methods and assumptions were used to estimate the fair value of significant financial instruments:

Financial Assets

The carrying amounts of cash, short term investments, due from customers on acceptances, and Bank acceptances outstanding are considered to approximate fair value.  Short term investments include federal funds sold, securities purchased under agreements to resell, and interest bearing deposits with Banks.  The fair values of investment securities, including available for sale, are generally based on quoted market prices.  The fair value of loans are estimated using a combination of techniques, including discounting estimated future cash flows and quoted market prices of similar instruments where available.

Financial Liabilities

The carrying amounts of deposit liabilities payable on demand, commercial paper, and other borrowed funds are considered to approximate fair value.  For fixed maturity deposits, fair value is estimated by discounting estimated future cash flows using currently offered rates for deposits of similar remaining maturities.  The fair value of long term debt is based on rates currently available to the Bank for debt with similar terms and remaining maturities.

Off-Balance Sheet Financial Instruments

The fair value of commitments to extend credit and standby letters of credit is estimated using the fees currently charged to enter into similar agreements.  The fair values of these financial instruments are not deemed to be material.

The estimated fair value of financial instruments at December 31, 2005 and 2004 are summarized as follows:

	December 31, 2005		December 31, 2004
	Carrying	Market	Carrying	Market
	value	value	value	value
Financial Assets:
Cash and cash equivalents	$20,293,047	$20,293,047	$12,707,549	$12,707,549
Investment securities	41,829,713	41,829,713	57,535,360	57,535,360
Loans receivable, net	152,563,108	151,937,599	125,585,817	125,284,411
Cash surrender value of life insurance	3,223,142	3,223,142	3,223,078	3,223,078
Federal Reserve Bank and FHLB stock	1,242,150	1,242,150	1,047,700	1,047,700
Accrued interest receivable	1,016,760	1,016,760	852,938	852,938

Financial Liabilities:
Time deposits	$42,555,985	$42,517,685	$40,172,463	$40,172,463
Other deposits	164,323,094	164,323,094	154,695,387	154,695,387
Other borrowings	5,500,000	5,500,000	—	—
Long-term debt	2,000,000	2,000,000	2,000,000	2,000,000
Accrued interest and other liabilities	1,286,311	1,286,311	1,008,876	1,008,876

NOTE O - REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices.  The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined).  Management believes, as of December 31, 2005, that the Bank meets all capital adequacy requirements to which it is subject.

					To be well
					capitalized under
	Actual		For capital adequacy purposes		prompt corrective action provisions
	Amount		Amount		Amount
	(thousands)	Ratio	(thousands)	Ratio	(thousands)	Ratio
As of December 31, 2005:
Total Capital (to Risk-Weighted Assets)	$19,876	11.3%	$14,026	8.0%	$17,533	10.0%
Tier 1 Capital (to Risk-Weighted Assets)	$16,351	9.3%	$7,013	4.0%	$10,520	6.0%
Tier 1 Capital (to Average Assets)	$16,351	7.2%	$9,129	4.0%	$11,412	5.0%

As of December 31, 2004:
Total Capital (to Risk-Weighted Assets)	$16,517	10.9%	$12,090	8.0%	$15,113	10.0%
Tier 1 Capital (to Risk-Weighted Assets)	$13,322	8.8%	$6,045	4.0%	$9,068	6.0%
Tier 1 Capital (to Average Assets)	$13,322	6.5%	$8,242	4.0%	$10,003	5.0%

As of December 31, 2005, the Bank was categorized as well capitalized under the regulatory framework for prompt corrective action.  To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, Tier 1 leverage ratio as set forth in the table.  There are no conditions or events since that notification that management believes have changed the Bank’s category.

The California Financial Code provides that a bank may not make a cash distribution to its shareholders in excess of the lesser of the Bank’s undivided profits or the Bank’s net income for its last three fiscal years less the amount of any distribution made by the Bank to shareholders during the same period.

NOTE P - STOCK SPLIT

On May 11, 2005, the Board of Directors of the Bank approved a 4-for-1 split of the Bank’s common stock effective June 30, 2005.  All per share data in these financial statements and footnotes has been retroactively restated to reflect this split.

EXHIBIT INDEX

Exhibit No.	Description	Page No.

2.1	Plan of Reorganization, dated as of January 11, 2006

23.1	Consent of Independent Public Accountant for Santa Lucia Bancorp and Santa Lucia Bank

99.1	Press Release